Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-204512 and 333-201024 on Form S-8 of our reports dated May 26, 2016, relating to the consolidated financial statements of New Relic, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 26, 2016